Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: September 29, 2005

Issuer Name and Ticker Symbol: En Pointe Technologies, Inc. (ENPT)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies, Inc.


ZEFF HOLDING COMPANY, LLC              ZEFF CAPITAL PARTNERS I, L.P

                                       By: Zeff Holding Company, LLC, as general
                                           partner


By: /s/ Daniel Zeff                        By: /s/ Daniel Zeff
    -------------------------------            -------------------------------
Name: Daniel Zeff                              Name: Daniel Zeff
Title: Manager                                 Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    -------------------------------
    Name: Dion R. Friedland
    Title: Director